Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-239093, No. 333-263121, No. 333-265233, No.333-270227, No.333-277876, No. 333-281383) on Form S-8 of Vroom, Inc. of our report dated March 11, 2025, relating to the consolidated financial statements of Vroom, Inc., appearing in this Annual Report on Form 10-K of Vroom, Inc. for the year ended December 31, 2024.

/s/ RSM US LLP

Los Angeles, California

March 11, 2025